Exhibit 99.3

Company Contact:

Matthew Pfeffer

Chief Financial Officer

(661) 775-5300

mpfeffer@mannkindcorp.com

MannKind Announces Pricing of Public Offering of Common Stock and Warrants

VALENCIA, California – October 18, 2012 – MannKind Corporation (Nasdaq: MNKD) today announced the pricing of an underwritten public offering of 40,000,000 shares of its common stock, offered at a price of $1.99 per share, together with warrants to purchase up to an aggregate of 30,000,000 shares of its common stock, offered at a price of $0.01 per warrant. Each share of common stock is being sold together with a warrant to purchase 0.75 of a share of common stock. The gross proceeds to MannKind from this offering are expected to be $80.0 million, not including any future proceeds from the exercise of the warrants and before deducting underwriting discounts and commissions and other estimated offering expenses payable by MannKind. The warrants will be exercisable at a price of $2.60 per share and will expire 53 weeks from the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately. The offering is expected to close on or about October 23, 2012, subject to customary closing conditions. In addition, MannKind has granted the underwriters a 30-day option to purchase up to an additional 6,000,000 shares of common stock and/or warrants to purchase up to an aggregate of 4,500,000 shares of common stock. MannKind anticipates using the net proceeds from the offering to fund its on-going late stage clinical trials of AFREZZA® and for general corporate purposes, including research and development expenses, capital expenditures, working capital and general administrative expenses.

Jefferies & Company, Inc. and Piper Jaffray & Co. are acting as joint book-running managers for the offering. JMP Securities LLC, Griffin Securities, Inc. and Imperial Capital, LLC are acting as co-managers for the offering.

The securities described above are being offered by MannKind pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on September 24, 2012. A final prospectus supplement related to the offering will be filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924, or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its lead product candidate, AFREZZA®, is in late stage clinical investigation for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding MannKind’s expectations with respect to the completion, timing and size of its offering, the expected gross proceeds from the offering and its anticipated use of proceeds from the offering, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions, the satisfaction of customary closing conditions related to the offering, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.